     As filed with the Securities and Exchange Commission on June 4, 1998
                                           Registration Statement No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                        BAY APARTMENT COMMUNITIES, INC.
            (Exact name of registrant as specified in its charter)

            MARYLAND                                       77-0404318
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                    4340 STEVENS CREEK BOULEVARD, SUITE 275
                              SAN JOSE, CA  95129
                   (Address of Principal Executive Offices)

           AVALON BAY COMMUNITIES, INC. - 1994 STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                             ____________________

                               GILBERT M. MEYER
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                        BAY APARTMENT COMMUNITIES, INC.
                    4340 STEVENS CREEK BOULEVARD, SUITE 275
                              SAN JOSE, CA 95129
                                (408) 983-1500
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent for Service)
                             ____________________

                                   copy to:
                             DAVID W. WATSON, P.C.
                         GOODWIN, PROCTER & HOAR  LLP
                                EXCHANGE PLACE
                               BOSTON, MA 02109
                                (617) 570-1000
                             ____________________

                        Calculation of Registration Fee

=======================================================================================================================
Title of Securities to be     Amount  to be         Proposed Maximum           Proposed Maximum           Amount of
      Registered              Registered (1)     Offering Price per Share   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                   500,000(3)             $ 36.56                     $18,281,250            $ 9,437(4)(5)
$.01 par value(2)             2,150,084(3)             $ 34.04                     $73,184,220
-----------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the 1994 Stock Incentive Plan, as amended and restated (the "Plan"), in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This registration statement also relates to the rights (the "Rights") to purchase shares of Series E Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), outstanding as of, and issued subsequent to, March 10, 1998, pursuant to the terms of the Registrant's Shareholder Rights Agreement, dated March 9, 1998. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred with and only with such stock.
(3) This registration statement relates to 500,000 shares of the Registrant's Common Stock issuable upon exercise of options that may be granted under the Plan. This registration statement also relates to 2,150,084 shares of the Registrant's Common Stock that may be issued upon exercise of options (the "Avalon Options") granted by Avalon Properties, Inc., a Maryland corporation ("Avalon"), which will be assumed by the Registrant upon consummation of the merger (the "Merger") of Avalon with and into the Registrant, with the Registrant as the surviving corporation.
(4)  Computed in accordance with Rule 457(h).
(5) In connection with the filing of its Registration Statement on Form S-4 (File No. 333-51821) (the "S-4 Registration Statement"), Bay Apartment Communities, Inc. paid a registration fee on an aggregate of 34,892,379 shares of Common Stock, calculated in accordance with Rule 457(f)(1), including 1,747,389 shares of the Registrant's Common Stock issuable upon exercise of the Avalon Options. Accordingly, the Registrant is applying $18,996, the portion of the fee paid under the S-4 Registration Statement for the Common Stock issuable upon exercise of the Avalon Options, against the fee payable for the securities registered hereunder.

     This Registration Statement on Form S-8 relates to (i) 500,000 additional shares of Common Stock of Bay Apartment Communities, Inc., a Maryland corporation (to be renamed "Avalon Bay Communities, Inc." following consummation of the Merger and hereinafter referred to as the "Company"), which may be issued under the Plan, and (ii) 2,150,084 shares of Common Stock of the Company that may be issued under stock options previously granted by Avalon and which shall be assumed by the Company upon consummation of the Merger. The Company hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-47405, filed with the Commission on March 5, 1998, covering an aggregate of 2,000,000 shares of Common Stock (including the Registration Statements on Form S-8 incorporated by reference therein).

                                    PART II

-------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

    The Company hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission").

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998, as amended by Annual Report on Form 10-K/A filed April 16, 1998, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998, pursuant to the Exchange Act;

    (c)  The Company's (i) Current Report on Form 8-K filed January 8, 1998,
         (ii) Current Report on Form 8-K filed January 21, 1998, (iii) Current Report on Form 8-K filed March 11, 1998, (iv) Current Report on Form 8-K filed March 27, 1998, (v) Current Report on Form 8-K filed April 16, 1998 and (vi) Current Report on Form 8-K filed April 22, 1998, each filed with the Commission pursuant to the Exchange Act; and

    (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 7, 1993, and the description of the Company's Rights contained in its Registration Statement on Form 8-A, filed with the Commission on March 11, 1998, each under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a) and (c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.
        --------

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    23.1  Consent of Coopers & Lybrand  L.L.P., Independent Accountants.
    23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
    24.1 Power of Attorney (included in Part II of this registration statement).
    99.1 Avalon Bay Communities, Inc. - 1994 Stock Incentive Plan, as amended and restated. (Incorporated by reference to Exhibit 10.2 to Form S-4 of Bay Apartment Communities, Inc., filed May 5, 1998.)

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act, Bay Apartment Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California as of this 4th day of June, 1998.

                                    BAY APARTMENT COMMUNITIES, INC.

                                    By:  /s/ Gilbert M. Meyer
                                         --------------------
                                         Gilbert M. Meyer
                                         Chairman of the Board and President


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Bay Apartment Communities, Inc., hereby severally constitute and appoint Gilbert M. Meyer and Jeffrey B. Van Horn, and each of them acting singly, our true and lawful attorneys, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Bay Apartment Communities, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities as of the date indicated.

          Signature             Capacity                        Date
          ---------             --------                        ----


     /s/ Gilbert M. Meyer    Chairman of the Board, President   June 4, 1998
     --------------------     and Chief Executive Officer
         Gilbert M. Meyer     (Principal Executive Officer)



     /s/ Bruce A. Choate     Director                           June 4, 1998
     -------------------
         Bruce A. Choate


     /s/ John J. Healy, Jr.  Director                           June 4, 1998
     ----------------------
         John J. Healy, Jr.


     /s/ Brenda J. Mixson    Director                           June 4, 1998
     --------------------
         Brenda J. Mixson


     /s/ Thomas H. Nielsen   Director                           June 4, 1998
     ---------------------
         Thomas H. Nielsen

  /s/ Lance R. Primis        Director                           June 4, 1998
  -------------------
      Lance R. Primis


  /s/ Jeffrey B. Van Horn   Vice President, Chief
  -----------------------   Financial Officer, Secretary and    June 4, 1998
      Jeffrey B. Van Horn    Treasurer (Principal
                             Financial and
                             Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.                   Description
----------                    -----------

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   23.1        Consent of Coopers & Lybrand L.L.P., Independent Accountants.

   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

   24.1        Powers of Attorney (included in Part II of this Registration
               Statement).

   99.1 Avalon Bay Communities, Inc. -- 1994 Stock Incentive Plan, as amended and restated. (Incorporated by reference to Exhibit 10.2 to Form S-4 of Bay Apartment Communities, Inc., filed May 5, 1998.)